                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             THE CHUBB CORPORATION



                 THIS IS TO CERTIFY that THE CHUBB CORPORATION, a New Jersey corporation under and by virtue of the provisions of Title 14A of the Revised Statutes of New Jersey and the several amendments thereof and supplements thereto, does hereby restate and integrate its Certificate of Incorporation, pursuant to Section 14A:9-5 of The New Jersey Business Corporation Act, as follows:

                 FIRST:  The name of the Corporation is THE CHUBB CORPORATION.

                 SECOND: The location of the current registered office in the State of New Jersey is 15 Mountain View Road, Warren, New Jersey 07059, and the name of the agent currently therein and in charge thereof upon whom process against the Corporation may be served is Henry G. Gulick.

                 THIRD: The objects for which the Corporation is formed are as follows:

                          (a) To purchase or otherwise acquire, and to own and hold, shares of capital stock of corporations engaged in any kind of business, including, without limitation, the insurance business, the business of managing insurance concerns, individual or corporate, and any other business relating directly or indirectly to insurance; or of any corporation owning shares of capital stock of any such corporation; and to furnish to such corporations and concerns, or to others, advisory, consulting or other services relating to their businesses;

                          (b) To engage in any other business whatsoever, either in addition to or in lieu of the foregoing;

                          (c) To act as principal, agent, partner or joint adventurer, or in any other legal capacity, in any transaction;

                          (d) To apply for, obtain, register, buy, lease, or otherwise acquire, hold, use, own, sell, assign or otherwise dispose of any trade marks, trade names, or distinctive marks; any patents, inventions, improvements and processes used in connection with or secured under letters patent or similar letters or rights, of the United States or any foreign country or government, and to use, develop, grant licenses in respect of or otherwise turn to account the same;

                          (e) To lend and advance money or give credit to such persons, firms, corporations or associations on such terms as it may deem expedient;

                          (f) To acquire by purchase, exchange, lease, rental, license or otherwise, to hold, develop, improve, divide and subdivide, any property, real or personal, which it may deem proper to accomplish the aforesaid purposes, and from time to time to sell, lease, mortgage, exchange, license or otherwise dispose of or encumber the same;

                          (g) To acquire and carry on all or any part of the business or property of any corporation, association, co-partnership or person, and to undertake in connection therewith any liability of any corporation, association, co-partnership or person possessed of property suitable for any of the purposes of the Corporation or for carrying on any business which the Corporation is authorized to carry on, and to issue shares, stocks or obligations of the Corporation and to pay cash as the consideration for the same, at such valuation as the directors of the Corporation may determine;

                          (h) To acquire by purchase, subscription or otherwise, and to hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of, shares of the capital stock and bonds, debentures or other evidences of indebtedness created by any other corporation or corporations, domestic or foreign, and, while the holder thereof, to exercise all the rights to vote thereon;

                          (i) To purchase, hold, and re-issue shares of its capital stock;

                          (j) To borrow money, to make and issue promissory notes, bills of exchange, bonds, debentures and obligations and evidences of indebtedness of all kinds, whether secured by mortgage, pledge or otherwise, without limit as to amount, and to secure the same by mortgage, pledge, or otherwise;

                          (k) To enter into, make, perform and carry out contracts of every sort and kind with any person, firm, association, corporation, private, public or municipal, or body politic and with the government of the United States or any State, District of Columbia, territory, or Commonwealth or possession thereof, or with any foreign government, or any political subdivision thereof;

                          (l) To conduct its business in any of the States, Commonwealths or possessions of the United States, in the District of Columbia, and in any and all foreign countries; to have one or more offices therein and to hold, purchase, mortgage and convey real and personal property unlimitedly therein;

                          (m) To aid by loan, guaranty or in any other manner any corporation or association, any bonds, other securities or evidences of indebtedness or shares of stock of which are held by or for the Corporation or in which the Corporation shall have any interest, and to do any other acts or things designed to protect or enhance the value of any such bonds,





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
                 other securities or evidences of indebtedness or such shares of stock or any other property of the Corporation;

                          (n) To do everything necessary, suitable, convenient or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated or incidental to the powers herein named, or which shall at any time appear conducive or expedient for the protection or benefit of the Corporation, either as holder of any interest in any property or otherwise, with all the powers now or hereafter conferred by the laws of this State upon corporations under the act hereinabove referred to.

                 The foregoing clauses shall be construed both as objects and powers, and except where otherwise expressed, such objects and powers shall be in no way limited or restricted by reference to or inference from the terms of any other clauses in this Certificate of Incorporation, but the objects and powers so specified shall be regarded as independent objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific objects and powers shall not be held to limit or restrict in any manner the powers of the Corporation.

                 FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is six hundred four million (604,000,000) shares, of which six hundred million (600,000,000) shares, of the par value of one dollar ($1) per share, amounting in the aggregate to six hundred million dollars ($600,000,000) shall be Common Stock (hereinafter called "Common Stock") and four million (4,000,000) shares, of the par value of one dollar ($1) per share, amounting in the aggregate to four million dollars ($4,000,000), shall be Preferred Stock (hereinafter called "Preferred Stock").

                          SECTION A.  PROVISIONS RELATING TO COMMON STOCK.
                 1. Each share of Common Stock shall have one vote and, except as provided in Section B of this Article Fourth or by an amendment to the Certificate of Incorporation adopted by the Board of Directors establishing any series of Preferred Stock, the exclusive voting power for all purposes shall be fixed in the holders of the Common Stock.

                                  2. Subject to the provisions of law and the preference of the Preferred Stock, dividends may be paid on the Common Stock of the Corporation at such time and in such amounts as the Board of Directors may deem advisable.

                                  3.  In the event of any liquidation,
                 dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and the amounts to which the holders of the Preferred Stock shall be entitled, the holders of the Common Stock shall be entitled to share ratably in the remaining assets of the Corporation.

                                  SECTION B.  PROVISIONS RELATING TO PREFERRED
                 STOCK.  1.  The Preferred Stock may be issued, from time to





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                 time, in one or more series, each of such series to have such designation and such relative voting, dividend, liquidation, conversion and other rights, preferences and limitations as are stated and expressed herein and in such amendment or amendments to the Certificate of Incorporation establishing such series as are adopted by the Board of Directors as hereinafter provided and as are not inconsistent with this Article Fourth.

                                  2.  Authority is hereby expressly vested in
                 and granted to the Board of Directors of the Corporation, subject to the provisions of this paragraph 2, to adopt an amendment or amendments to the Certificate of Incorporation dividing the shares of Preferred Stock into one or more series and, with respect to each such series, fixing the following:

                                  (a)  the number of shares to constitute such
                          series and the distinctive designation thereof;

                                  (b)  the annual dividend rate on the shares
                          of such series and the date or dates from which dividends shall be accumulated as herein provided;

                                  (c)  the times when and the prices at which
                          shares of such series shall be redeemable, the limitations and restrictions with respect to such redemptions and the amount, if any, in addition to any accumulated dividends thereon which the holders of shares of such series shall be entitled to receive upon the redemption thereof, which amount may vary at different redemption dates and may differ in the case of shares redeemed through the operation of any purchase, retirement or sinking fund from the case of shares otherwise redeemed;

                                  (d)  the amount, if any, in addition to any
                          accumulated dividends thereon which the holders of shares of such series shall be entitled to receive upon the liquidation, dissolution or winding up of the Corporation, which amount may vary depending on whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates;

                                  (e) whether or not the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, the extent to and manner in which such purchase, retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or for other corporate purposes and the terms and provisions relative to the operation of the said fund or funds;

                                  (f) whether or not the shares of such series shall be convertible into shares of stock of any other class or classes, or of any other series of Preferred





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                          Stock or series of other class of shares, and if so
                          convertible, the price or prices, the rate or rates of conversion and the method, if any, of adjusting the same;

                                  (g)  the limitations and restrictions, if
                          any, to be effective while any shares of such series are outstanding upon the payment of dividends or making of other distribution on, and upon the purchase, redemption or other acquisition by the Corporation or any subsidiary of, the Common Stock, or (with the exception of the Preferred Stock) any other class or classes of stock of the Corporation ranking on a parity with or junior to the shares of such series either as to dividends or upon liquidation;

                                  (h)  the conditions or restrictions, if any,
                          upon the creation of indebtedness of the Corporation or of any subsidiary, or upon the issue of any additional stock (including additional shares of such series or of any other series or of any other class) ranking on a parity with or prior to the shares of such series either as to dividends or upon liquidation;

                                  (i) the voting powers, if any, of the series in addition to the voting powers provided in paragraph 12 hereof;

                                  (j)  such other preferences and relative,
                          participating, optional or other special rights, or qualifications, limitations or restrictions, as shall not be inconsistent with this Article Fourth.

                 The Board of Directors also shall have authority to change the designation of shares, or the relative rights, preferences and limitations of the shares, of any theretofore established series of Preferred Stock, no shares of which have been issued, and further, the Board shall have authority to increase or decrease the number of shares of any series previously determined by it (provided, however, that the number of shares of any series shall not be decreased to a number less than that of the shares of that series then outstanding).

                                  3. All shares of any one series of Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all series shall rank equally and be identical in all respects, except as permitted by the provisions of this Section B of this Article Fourth.

                                  4. Subject to the provisions of paragraph 17 of this Section B of this Article Fourth, before any dividends (other than dividends payable in Common Stock) on any class or classes of stock of the Corporation ranking junior to the Preferred Stock as to dividends shall be declared or paid or





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
                 set apart for payment, the holders of shares of Preferred Stock of each series shall be entitled to receive dividends, but only when and as declared by the Board of Directors, at the annual rate, and no more, fixed in the amendment to the Certificate of Incorporation establishing such series, payable in each year on such dates as may be fixed in such amendment to the Certificate of Incorporation, to holders of record on such respective dates as may be determined by the Board of Directors in advance of the payment of each particular dividend. With respect to each series of Preferred Stock such dividends shall be cumulative from the date or dates fixed in the amendment to the Certificate of Incorporation establishing such series. No dividends shall be declared on any series of Preferred Stock in respect of any dividend period unless there shall likewise be or have been declared on all shares of Preferred Stock of each other series at the time outstanding like dividends for all dividend periods coinciding with or ending before such dividend period, ratably in proportion to the respective annual dividend rates fixed therefore as hereinbefore provided. Accruals of dividends shall not bear interest.

                                  5.  In the event of any liquidation,
                 dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of any class or classes of stock of the Corporation ranking junior to the Preferred Stock upon liquidation, the holders of each series of shares of Preferred Stock shall be entitled to receive the amount payable upon such liquidation, dissolution or winding up for such series as fixed by the amendment to the Certificate of Incorporation establishing such series, plus an amount equal to all dividends accumulated to the date of final distribution to such holders, but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes of this paragraph 5, the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

                                  6. Subject to any requirements which may be applicable to the redemption of any given series of Preferred Stock as provided in the amendment or amendments to the Certificate of Incorporation establishing such series





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                 of Preferred Stock, the Corporation may, at its option, except as provided in paragraph 10 of this Section B of this Article Fourth, redeem at any time the whole or from time to time any part of the Preferred Stock of any series at the time outstanding, at the redemption price or prices stated in said amendment or amendments to the Certificate of Incorporation, plus in every case an amount equal to all accumulated dividends with respect to each share so to be redeemed (the total sum so payable on any such redemption being herein referred to as the "redemption price"). Notice of every such redemption shall be mailed at least 30 days in advance of the date designated for such redemption (herein called the "redemption date") to the holders of record of shares of Preferred Stock so to be redeemed at their respective addresses as the same shall appear on the books of the Corporation. In case of the redemption of a part only of any series of Preferred Stock at the time outstanding, the shares of such series so to be redeemed shall be selected by lot or in such other manner as the Board of Directors may determine.

                                  7.  If said notice of redemption shall have
                 been given as aforesaid and if, on or before the redemption date, the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, then, from and after the redemption date, notwithstanding that any certificates for shares of Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall be deemed to be not issued and outstanding, the right to receive dividends thereon shall cease to accrue from and after the redemption date and all rights of holders of the shares of Preferred Stock so called for redemption shall forthwith, after the redemption date, cease and terminate, excepting only the right to receive the redemption price therefor but without interest. Any funds so set aside by the Corporation, which shall not be required for such redemption because of the exercise of any right of conversion subsequent to the date such funds are set aside, shall revert to the general funds of the Corporation, and any funds so set aside by the Corporation and unclaimed at the end of six years from the date fixed for such redemption shall revert to the general funds of the Corporation after which reversion the holders of such shares so called for redemption shall look only to the Corporation for payment of the redemption price, and such shares shall still be deemed to be not issued and outstanding.

                                  8. If, on or before the redemption date, the Corporation shall deposit in trust, with a bank or trust company in the Borough of Manhattan, The City of New York, having a capital and surplus of at least $5,000,000, the funds necessary for the redemption of the shares of Preferred Stock so called for redemption, to be applied to the redemption of such shares, and if on or before such date the Corporation shall have given notice of redemption as aforesaid or made provision satisfactory to such bank or





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                 trust company for the timely giving thereof, then from and after the date of such deposit all shares of Preferred Stock so called for redemption shall be deemed to be not issued and outstanding, and all rights of the holders of such shares of Preferred Stock so called for redemption shall cease and terminate, excepting only the right to receive the redemption price therefor, but without interest, and the right to exercise on or before the date fixed for redemption privileges of conversion, if any, not theretofore otherwise expiring.
                 Any funds so deposited, which shall not be required for such redemption because of the exercise of any such right of conversion subsequent to the date of such deposit, shall be returned to the Corporation. In case the holders of shares of Preferred Stock which shall have been called for redemption shall not, within one year after the redemption date, claim the amount deposited with respect to the redemption thereof, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such holders and such holders shall look only to the Corporation for the payment thereof. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time. Any such unclaimed amounts paid over by any such bank or trust company to the Corporation shall for a period terminating six years after the date fixed for redemption, be set aside and held by the Corporation in the manner and with the same effect as if such unclaimed amounts had been set aside under the preceding paragraph 7 of this Section B of this Article Fourth.

                                  9. Shares of Preferred Stock which have been issued and reacquired in any manner by the Corporation (excluding, until the Corporation elects to retire them, shares which are held as treasury shares, but including shares redeemed, shares purchased and retired, whether through the operation of a retirement or sinking fund or otherwise, and shares which, if convertible, have been converted into shares of stock of any other class or classes or of any other series of Preferred Stock or series of other class of shares) shall, upon compliance with any applicable provisions of the New Jersey Business Corporation Act, have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part (if the terms of such series do not prohibit such reissue) or as part of a new series of Preferred Stock to be established by an amendment to the Certificate of Incorporation adopted by the Board of Directors or as part of any other series of Preferred Stock the terms of which do not prohibit such reissue.

                                  10.  If at any time the Corporation shall
                 have failed to pay dividends in full on the Preferred Stock, thereafter and until dividends in full, including all accumulated and unpaid dividends to the next preceding dividend payment date on the Preferred Stock outstanding, shall have been declared and set apart for payment or paid,
                 (a) the Corporation, without the affirmative vote or consent





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                 of the holders of at least 66-2/3% in interest of the
                 Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by resolution adopted either at a meeting called for the purpose or at an annual meeting of stockholders of the Corporation, the holders of the Preferred Stock, regardless of series, consenting or voting (as the case may be) separately as a class, shall not redeem less than all the Preferred Stock at such time outstanding, other than in accordance with paragraph 16 hereof, and (b) neither the Corporation nor any subsidiary shall purchase any Preferred Stock except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Preferred Stock of all series upon such terms as the Board of Directors, in their sole discretion after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series, shall determine (which determination shall be final and conclusive) will result in fair and equitable treatment among the respective series; provided, that (i) the Corporation, to meet the requirements of any purchase, retirement or sinking fund provisions with respect to any series, may use shares of such series acquired by it prior to such failure and then held by it as treasury stock and (ii) nothing shall prevent the Corporation from completing the purchase or redemption of shares of Preferred Stock for which a purchase contract was entered into for any purchase, retirement or sinking fund purposes, or the notice of redemption of which was initially published, prior to such default.

                                  11. So long as any of the Preferred Stock is outstanding, the Corporation will not:

                                  (a)  Without the affirmative vote or consent
                          of the holders of at least 66-2/3% of all the Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by resolution adopted either at a meeting called for the purpose or at an annual meeting of stockholders of the Corporation, the holders of the Preferred Stock, regardless of series, consenting or voting (as the case may be) separately as a class, (i) create, or increase the authorized number of shares of, any class or classes of stock ranking prior to the Preferred Stock, either as to dividends or upon liquidation, or (ii) amend, alter or repeal any of the provisions of this Article Fourth so as adversely to affect the preferences, special rights or powers of the Preferred Stock;

                                  (b)  Without the affirmative vote or consent
                          of the holders of at least 66-2/3% of any series of the Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by resolution adopted either at a special meeting called for the purpose or at an annual meeting of stockholders of the Corporation, the holders of such series of the Preferred Stock consenting or voting (as the case may be) separately as a class, amend, alter or repeal any





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
                          of the provisions of the amendment or amendments to the Certificate of Incorporation establishing such series so as adversely to affect the preferences, special rights or powers of the Preferred Stock of such series;

                                  (c)  Without the affirmative vote or consent
                          of the holders of at least a majority of all the Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by resolution adopted either at a special meeting called for the purpose or at an annual meeting of stockholders of the Corporation, the holders of the Preferred Stock, regardless of series, consenting or voting (as the case may be) separately as a class,
                          (i) increase the authorized amount of the Preferred Stock, or (ii) create, or increase the authorized number of shares of, any other class or classes of stock ranking on a parity with the Preferred Stock either as to dividends or upon liquidation;

                 provided, however, that any vote or consent required by clause
                 (ii) of subparagraph (a) above may be given or made effective by the filing of an appropriate amendment of the Corporation's Certificate of Incorporation without obtaining the vote or consent of the holders of the Common Stock of the Corporation (the right to give such vote or consent being expressly waived by holders of such Common Stock) unless the action to be taken would adversely affect the preferences, rights or powers of the Common Stock; and provided further that any vote or consent required by subparagraph (b) above may be given and made effective by the filing of an appropriate amendment of the Corporation's Certificate of Incorporation without obtaining the vote or consent of the holders of any other series of the Preferred Stock or the holders of the Common Stock of the Corporation (the right to give such vote or consent being expressly waived by all holders of such other series of Preferred Stock and the holders of the Common Stock) unless the action to be taken would adversely affect the preferences, rights or powers of such other series of Preferred Stock or Common Stock, as the case may be.

                                  12.  Whenever, at any time or times,
                 dividends payable on the Preferred Stock shall be in default in an aggregate amount equivalent to six full quarterly dividends on any series of Preferred Stock at the time outstanding, the number of directors then constituting the Board of Directors of the Corporation shall ipso facto be increased by two, and the outstanding Preferred Stock shall, in addition to any other voting rights, have the exclusive right, voting separately as a class and without regard to series, to elect two directors of the Corporation to fill such newly created directorships. Whenever such right of the holders of the Preferred Stock shall have vested, such right may be exercised initially either at a special meeting of such holders of the Preferred Stock called as provided in paragraph 13 of this Section B of this Article Fourth or at any annual meeting of stockholders held for the purpose of





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                 electing directors, and thereafter at such annual meetings.
                 The right of the holders of the Preferred Stock, voting separately as a class, to elect members of the Board of Directors of the Corporation as aforesaid shall continue until such time as all dividends accumulated on the Preferred Stock to the dividend payment date next preceding the date of any such determination shall have been paid in full, or declared and set apart in trust for payment, at which time the right of the holders of the Preferred Stock so to vote separately as a class shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned. Upon such termination the number of directors constituting the Board of Directors shall be reduced as provided in paragraph 15 of this Section B.

                                  13.      At any time when the special voting
                 right shall have vested in the holders of the Preferred Stock then outstanding as provided in the preceding paragraph 12 of this Section B of this Article Fourth, and if such right shall not already have been initially exercised, a proper officer of the Corporation, upon the written request of the holders of record of at least 10% in amount of the Preferred Stock then outstanding, regardless of series, addressed to the secretary of the Corporation shall call a special meeting of the holders of the Preferred Stock and of any other class or classes of stock having voting power with respect thereto, for the purpose of electing directors. Such meeting shall be held at the earliest practicable date upon the same form of notice as is required for annual meetings of stockholders at the place for the holding of annual meetings of stockholders of the Corporation (or such other suitable place as is designated by said officer). If such meeting shall not be called by the proper officer of the Corporation within 20 days after the personal service of such written request upon the secretary of the Corporation, or within 20 days after mailing the same within the United States of America, by registered mail addressed to the secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of at least 10% in amount of the Preferred Stock then outstanding, regardless of series, may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the same form of notice as is required for annual meetings of stockholders and shall be held at the place for the holding of annual meetings of stockholders of the Corporation (or such other suitable place as is designated by such person). Any holder of Preferred Stock so designated shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to these provisions. Notwithstanding the provisions of this paragraph 13, no such special meeting shall be called during the period within 90 days immediately preceding the date fixed for the next annual meeting of stockholders of the Corporation.

                                  14.      At any meeting held for the purpose
                 of electing directors at which the holders of the Preferred Stock shall have the special right, voting separately as a class, to elect directors as provided in paragraph 12 of this Section B of this Article Fourth, the presence, in person or by proxy, of the holders of 33-1/3% of the Preferred Stock at the time outstanding shall be required and be sufficient to constitute a quorum of such class for the election of either director pursuant to said paragraph 12. At any such meeting or adjournment thereof, (a) the absence of a quorum of the Preferred Stock shall not prevent the election of the directors to be elected otherwise than pursuant to said paragraph 12, and the absence of a quorum of stock other than the Preferred Stock shall not prevent the election of the directors to be elected pursuant to said paragraph 12, and (b) in the absence of such quorum, either of the Preferred Stock or of stock other than the Preferred Stock, or both, a majority of the holders, present in person or by proxy, of the class or classes of stock which lack a quorum shall have power to adjourn the meeting for the election of directors whom they are entitled to elect, from time to time without notice other than announcement at the meeting, until a quorum shall be present.

                                  15.      During any period when the holders
                 of the Preferred Stock have the right to vote as a class for directors as provided in paragraph 12 of this Section B of this Article Fourth, (a) the directors so elected by the holders of the Preferred Stock shall continue in office until their successors shall have been elected by such holders or until termination of the right of the holders of the Preferred Stock to vote as a class for directors, and (b) any vacancies in the Board of Directors shall be filled only by vote of a majority (even if that be only a single director) of the remaining directors theretofore elected by the holders of the class or classes of stock which elected the director whose office shall have become vacant. Immediately upon any termination of the right of holders of the Preferred Stock to vote as a class for directors as provided in paragraph 12 of this Section B of this Article Fourth, (a) the term of office of the directors so elected by the holders of Preferred Stock shall terminate, and (b) the number of directors shall be such number as may be provided for in the by-laws irrespective of any increase made pursuant to the provisions of said paragraph 12.

                                  16.      If in any case the amounts payable
                 with respect to any requirements to retire shares of the Preferred Stock are not paid in full in the case of series with respect to which such requirements exist, the number of shares to be retired in each series shall be in proportion to the respective amounts which would be payable on account of such requirements if all amounts payable were met in full.

                                  17.      Whenever, at any time, full
                 cumulative dividends as aforesaid for all past dividend periods and for the current dividend period shall have been paid or declared and set apart for payment on the then outstanding Preferred Stock, and after complying with all the provisions with respect to any purchase, retirement or sinking fund or funds for any one or more series of Preferred Stock, the Board of Directors may, subject to the provisions hereof with respect to the payment of dividends on any other class or classes of stock, declare dividends on any such other class or classes of stock ranking junior to the Preferred Stock as to dividends subject to the respective terms and provisions, if any, applying thereto, and the Preferred Stock shall not be entitled to share therein.

                                  Upon any liquidation, dissolution or winding
                 up of the Corporation, after payment shall have been made in full to the Preferred Stock as provided in paragraph 5 of this Article Fourth, but not prior thereto, any other class or classes of stock ranking junior to the Preferred Stock upon liquidation shall, subject to the respective terms and provisions, if any, applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, or the proceeds thereof, and the Preferred Stock shall not be entitled to share therein.

                                  18.  For the purposes of this Section B of
                 this Article Fourth and of any amendment or amendments to the Certificate of Incorporation adopted by the Board of Directors establishing any series of Preferred Stock and of any certificate filed with the Secretary of State of New Jersey (unless otherwise provided in any such amendment or certificate):

                                  (a) The amount of dividends "accumulated" on any share of Preferred Stock of any series as at any dividend date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including such dividend date, whether or not earned or declared, and the amount of dividends "accumulated" on any share of Preferred Stock of any series as at any date other than a dividend date shall be calculated as the amount of any unpaid dividends accumulated thereon to and including the last preceding dividend date, whether or not earned or declared, plus an amount equivalent to the pro rata portion of a dividend at the annual dividend rate fixed for the shares of such series for the period after such last preceding dividend date to and including the date as of which the calculation is made.

                                  (b)  Any class or classes of stock of the
                          Corporation shall be deemed to rank
                                       (i)  prior to the Preferred Stock
                                  either as to dividends or upon liquidation if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of the Preferred Stock;

                                        (ii)  on a parity with the Preferred
                                  Stock either as to dividends or upon
                                  liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Preferred Stock, if the holders of such class or classes of stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority one over the other with respect to the holders of the Preferred Stock;

                                        (iii)  junior to the Preferred Stock
                                  either as to dividends or upon liquidation if the rights of the holders of such class or classes shall be subject or subordinate to the rights of the holders of the Preferred Stock in respect of the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be.

                                  19.      So long as any shares of Preferred
                 Stock shall be outstanding, the Common Stock shall be deemed to rank junior to the Preferred Stocks as to dividends and upon liquidation.

                                  SECTION B-1.  PROVISIONS RELATING TO SERIES A
                               PARTICIPATING CUMULATIVE PREFERRED STOCK.

                                  1.  DESIGNATION AND AMOUNT.  The shares of
                 such series shall be designated as "Series A Participating Cumulative Preferred Stock" and the number of shares constituting such series shall be 500,000.

                                  2.  DIVIDENDS AND DISTRIBUTIONS.

                                  (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the Series A Participating Cumulative Preferred Stock with respect to dividends, the holders of shares of Series A Participating Cumulative Preferred Stock, in preference to the shares of Common Stock, par value $1 per share, of the Company (the "Common Stock"), and any other stock of the Company junior to the Series A Participating Cumulative Preferred Stock with respect to dividends, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on March 15, June 15, September 15 and December 15 in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Participating Cumulative Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Participating Cumulative Preferred Stock. In the event the Company shall at any time after June 2, 1989 (the "Rights Declaration Date") (i) declare or pay any dividend on Common Stock payable in shares of Common Stock (ii) subdivide the outstanding Common Stock (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Participating Cumulative Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                                  (B)  Subject to the provisions of paragraph
                 17 of Section B of this Article Fourth, the Company shall declare a dividend or distribution on the Series A Participating Cumulative Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Participating Cumulative Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                                  (C)  Dividends shall begin to accrue and be
                 cumulative on outstanding shares of Series A Participating Cumulative Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Participating Cumulative Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Participating Cumulative Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such quarterly dividend payment date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Participating Cumulative Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Participating Cumulative Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

                                  3. VOTING RIGHTS. In addition to any other voting rights required by law, the holders of shares of Series A Participating Cumulative Preferred Stock shall have only the following voting rights:

                                  (A)  Subject to the provision for adjustment
                 hereinafter set forth, each share of Series A Participating Cumulative Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the shareholders of the Company, and each fractional share of Series A Participating Cumulative Preferred Stock shall entitle the holder thereof to a pro rata fractional vote. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Participating Cumulative Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                                  (B)  Except as otherwise provided herein or
                 by law, the holders of shares of Series A Participating Cumulative Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

                                  (C)  (i)  If at any time dividends on any
                 Series A Participating Cumulative Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Participating Cumulative Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Participating Cumulative Preferred Stock) with dividends in arrears in an amount equal to six quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two Directors.

                                  (ii)  During any default period, such voting
                 right of the holders of Series A Participating Cumulative Preferred Stock may be exercised initially at a special meeting called pursuant to sub-paragraph (iii) of this paragraph 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of 33-1/3 percent in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two Directors or, if such right is exercised at an annual meeting, to elect two Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or PARI PASSU with the Series A Participating Cumulative Preferred Stock.

                                  (iii)  Unless the holders of Preferred Stock
                 shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this sub-paragraph (C) (iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent of the total number of shares of Series A Participating Cumulative Preferred Stock outstanding. Notwithstanding the provisions of this sub-paragraph (C)(iii), no such special meeting shall be called during the period within 90 days immediately preceding the date fixed for the next annual meeting of the stockholders.

                                  (iv)  In any default period, the holders of
                 Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in sub-paragraph (C)(ii) of this paragraph
                 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant.

                                  (v)  Immediately upon the expiration of a
                 default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of sub-paragraph (C)(ii) of this paragraph 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or by-laws). Any vacancies in the Board of Directors occurring after the expiration of a default period shall be filled in the manner provided for in the certificate of incorporation or by-laws.

                          (D)  Except as set forth herein, holders of Series A
Participating Cumulative Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                               4.  CERTAIN RESTRICTIONS.

                               (A)  Whenever quarterly dividends or other
                 dividends or distributions payable on the Series A Participating Cumulative Preferred Stock as provided in
                 Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Participating Cumulative Preferred Stock outstanding shall have been paid in full or set aside for payment, the Company shall not:

                               (i)  declare or pay dividends on, make any
                          other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Cumulative Preferred Stock;

                                  (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Cumulative Preferred Stock, except dividends paid ratably on the Series A Participating Cumulative Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                                  (iii) redeem or purchase or otherwise acquire
                          for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Cumulative Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Participating Cumulative Preferred Stock; or

                                  (iv)  purchase or otherwise acquire for
                          consideration any shares of Series A Participating Cumulative Preferred Stock, or any shares of stock ranking on a parity with the Series A Participating Cumulative Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                                  (B)  The Company shall not permit any
                 subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                                  5.  REACQUIRED SHARES.  Any shares of Series
                 A Participating Cumulative Preferred Stock purchase or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth in the Certificate of Incorporation.

                                  6.  LIQUIDATION, DISSOLUTION OR WINDING UP.
                 Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Cumulative Preferred Stock unless, prior thereto, the holders of shares of Series A Participating Cumulative Preferred Stock shall have received $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Participating Cumulative Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, of not less than 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Cumulative Preferred Stock, except distributions made ratable on the Series A Participating Cumulative Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company shall at any time after the Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Participating Cumulative Preferred Stock were entitled immediately prior to such event under the proviso in clause
                 (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                                  7.  CONSOLIDATION, MERGER, ETC.  In case the
                 Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Participating Cumulative Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Participating Cumulative Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                                  8.  NO REDEMPTION.  The shares of Series A
                 Participating Cumulative Preferred Stock shall not be redeemable.

                                  9.  RANK.  The Series A Participating
                 Cumulative Preferred Stock shall rank junior with respect to payment of dividends and on liquidation to all other series of the Company's preferred stock outstanding on the date hereof and to all such other series that may be issued after the date hereof except to the extent that any such other series specifically provides that it shall rank junior to the Series A Participating Cumulative Preferred Stock.

                                  10.  AMENDMENT.  The Restated Certificate of
                 Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Participating Cumulative Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Participating Cumulative Preferred Stock, voting separately as a class.

                                  11.  FRACTIONAL SHARES.  Series A
                 Participating Cumulative Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, to receive dividends thereon, and to participate in any distribution of assets and to have the benefit of all other rights of holders of Series A Participating Cumulative Preferred Stock.

                 FIFTH: The names and addresses of the current fourteen members of the Board of Directors are as follows:

                 NAMES                            ADDRESSES

                 John C. Beck                     330 Madison Ave.
                                                  New York, NY 10017-5001

                 James I. Cash, Jr.               Baker Library #187
                                                  Soldiers Field
                                                  Boston, MA 02163

                 Percy Chubb, III                 15 Mountain View Road
                                                  Warren, NJ 07059

                 Joel J. Cohen                    277 Park Avenue
                                                  New York, NY 10172

                 David H. Hoag                    25 West Prospect Avenue
                                                  Cleveland, OH 44115

                 Robert V. Lindsay                R.R. #3, Box 219
                                                  Millbrook, NY 12545

                 Thomas C. MacAvoy                Box 6550
                                                  Charlottesville, VA 22906

                 Gertrude G. Michelson            Herald Square
                                                  New York, NY 10001

                 Dean R. O'Hare                   15 Mountain View Road
                                                  Warren, NJ 07059

                 Warren B. Rudman                 1615 L Street, NW
                                                  Washington, DC 20036

                 David G. Scholey                 One Finsbury Avenue
                                                  London EC2M 2PP, England

                 Raymond G. H. Seitz              One Broadgate
                                                  London EC2M 7HA, England

                 Lawrence M. Small                3900 Wisconsin Ave., NW
                                                  Washington, DC 20016-2899

                 Richard D. Wood                  Lilly Corporate Center
                                                  Indianapolis, IN 46285


                 SIXTH:  The duration of the Corporation shall be perpetual.

                 SEVENTH: Meetings of stockholders may be held in the State of New Jersey or in the City of New York, State of New York, at such place therein as may from time to time be designated by the directors and stated in the notice of meeting. Election of directors need not be by ballot unless otherwise provided in the By-laws. At all meetings of stockholders, every stockholder entitled to vote thereat shall have one vote for each share standing in his name on the books of the Corporation. Any action which at any meeting of stockholders requires the vote, assent or consent of two-thirds in interest of all of the stockholders, or of two-thirds in interest of each class of stockholders having voting powers thereon, may be taken upon the vote, assent or consent of two-thirds in interest of the stockholders present and voting at such meeting in person or by proxy, or, where a vote, assent, or consent by classes is required, may be taken upon the vote, assent or consent of two-thirds in interest of the stockholders of each class so present and voting.

                 EIGHTH: Except as otherwise provided by statute, the Board of Directors shall exercise all corporate powers, and in addition thereto and to all other powers now or hereafter conferred by law or by this Certificate of Incorporation or the By-laws, shall have power:

                          (a) To hold meetings, to have one or more offices, and to keep the books of the Corporation, except as otherwise





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
                 expressly provided by law, at such places, whether within or without the State of New Jersey, as may from time to time be designated by the Board;

                          (b) To appoint an Executive Committee from among its members, which Committee may, subject to the By-Laws, exercise the power of the directors in the management of the business, affairs and property of the Corporation during the intervals between the meetings of the Board;

                          (c) To make, alter and repeal by-laws of the Corporation, subject to the reserved power of the stockholders to make, alter and repeal by-laws;

                          (d) To determine whether and to what extent, at what times and places and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, record, book or document of the Corporation except as conferred by statute of the State of New Jersey, or as authorized by the Board;

                          (e) To fix and determine, from time to time, and to vary, the amount of the working capital of the Corporation, to appropriate or set apart reserves for any corporate purpose, to determine what, if any, dividends shall be declared and paid to stockholders out of the surplus or net profits and to direct and determine the use and disposition of any surplus or net profits over and above the capital of the Corporation;

                          (f) In its discretion, to use or apply any funds of the Corporation lawfully available therefor for the purchase or acquisition of shares of the capital stock or bonds or other securities of the Corporation, in the market or otherwise, at such price as may be fixed by the Board, and to such extent and in such manner and for such purposes and upon such terms as the Board may deem expedient and as may be permitted by law;

                          (g) In its discretion, to make any lawful disposition of any paid-in or capital surplus, or create any reserves out of the same, or charge to the same organization expenses or other similar expenses properly chargeable to capital account;

                          (h) From time to time in such manner and upon such terms and conditions as may be determined by the Board, to provide and carry out and recall, abolish, revise, alter or change, one or more plan or plans for

                                  (1)  the issue or the purchase and sale of
                          its capital stock or granting of options therefor to any or all of the employees, officers or directors of the Corporation, or of any subsidiaries and the payment for such stock in installments or at one time, with or without the right to vote thereon pending payment therefor in full, and for aiding any such persons in paying for such stock by contributions, compensation for services, or otherwise;

                                  (2)      the participation by any or all of
                          the employees, officers or directors of the Corporation or of any subsidiaries in the profits of the Corporation or of any branch, division or subsidiary thereof, as part of the Corporation's legitimate expenses; and

                                  (3)      the furnishing to any or all of the
                          employees, officers or directors of the Corporation or of any subsidiaries, at the expense, wholly or in part, of the Corporation, of insurance against accident, sickness, death, disability, unemployment or other calamity or liability, pension or retirement benefits, education, or other services and protection for their relief or general welfare;

                          (i) From time to time to authorize and issue obligations of the Corporation, secured or unsecured, to include therein such covenants and restrictions and such provisions as to redeemability, subordination, convertibility or otherwise, and with such maturities, as the Board in its sole discretion may determine, and to authorize the mortgaging or pledging, as security therefor, of any part or all of the property of the Corporation, real or personal, including after-acquired property.

                 NINTH: No holder of any stock or other security of the Corporation of any class now or hereafter authorized shall, as such holder, be entitled as of right or have any preemptive right to purchase any shares of capital stock of the Corporation now or hereafter authorized, or any securities or other instruments evidencing the right to acquire any shares of capital stock of the Corporation, whether such shares or securities or instruments be unissued, or issued and thereafter acquired by the Corporation.

                 TENTH: No contract or other transaction between this Corporation and any other corporation, and no act of this Corporation, shall in any way be affected or invalidated by the fact that any of the directors of this Corporation are pecuniarily or otherwise interested in or are directors or officers of such other corporation; any director individually or any firm of which any director may be a member may be a party to or may be pecuniarily or otherwise interested in any contract or transaction of this Corporation, provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof; and any director of this Corporation who is also a director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this Corporation which shall authorize any such contract or transaction and may vote thereat to authorize any such contract or transaction with like force and effect as if he were not such director or officer of such other corporation or so interested.

                 ELEVENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of New Jersey at the time in force may be added or inserted in the manner and at the time prescribed or permitted by said laws; and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article ELEVENTH.

                 TWELFTH:

                 SECTION A. A Director or Officer of the Corporation shall not be personally liable to the Corporation or its stockholders for damages for breach of any duty owed to the Corporation or its stockholders, except for liability for any breach of duty based upon an act or omission (i) in breach of such Director's or Officer's duty of loyalty to the Corporation or stockholders, (ii) not in good faith or involving a knowing violation of law or
(iii) resulting in receipt by such Director or Officer of an improper personal benefit. The provisions of this section shall be effective as and to the fullest extent that, in whole or in part, they shall be authorized or permitted by the laws of the State of New Jersey. No repeal or modification of the foregoing provisions of this Section A nor, to the fullest extent permitted by law, any modification of law shall adversely affect any right or protection of a Director or Officer of the Corporation which exists at the time of such repeal or modification.

                 SECTION B.

                 l.  As used in this Section B:

                          (a) "corporate agent" means any person who is or was
                 a director, officer of employee of the Corporation and any person who is or was a director, officer, trustee or employee of any other enterprise, serving, or continuing to serve, as such at the written request of the Corporation, signed by the Chairman or the President or pursuant to a resolution of the Board of Directors, or the legal representative of any such person;

                          (b) "other enterprise" means any domestic or foreign
                 corporation, other than the Corporation, and any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, whether or not for profit, served by a corporate agent;

                          (c) "expenses" means reasonable costs, disbursements
                 and counsel fees;

                          (d) "liabilities" means amounts paid or incurred in
                 satisfaction of settlements, judgments, fines and penalties;

                          (e) "proceeding" means any pending, threatened or
                 completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding, and shall include any proceeding as so defined existing at or before, and any proceedings relating to facts occurring or circumstances existing at or before, the adoption of this Section B.

                 2. Each corporate agent shall be indemnified by the Corporation against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his having been such corporate agent to the fullest extent permitted by applicable law as the same exists or may hereafter be amended or modified. The right to indemnification conferred by this paragraph 2 shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by applicable law as the same exists or may hereafter be amended or modified. The right to indemnification conferred in this paragraph 2 shall be a contract right.

                 3. The Corporation may purchase and maintain insurance on behalf of any corporate agent against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his having been a corporate agent, whether or not the corporation would have the power to indemnify him against such expenses and liabilities under applicable law as the same exists or may hereafter be amended or modified. The Corporation may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the Corporation, whether or not such insurer does business with other insureds.

                 The rights and authority conferred in this Section B shall not exclude any other right to which any person may be entitled under this Certificate of Incorporation, the By-Laws, any agreement, vote of stockholders or otherwise. No repeal or modification of the foregoing provisions of this Section B nor, to the fullest extent permitted by law, any modification of law, shall adversely affect any right or protection of a corporate agent which exists at the time of such repeal or modification.

                 IN WITNESS WHEREOF, The Chubb Corporation has executed this Restated Certificate of Incorporation under its seal and the hand of its Chairman, attested by its Vice President and Secretary, on this 1st day of May, 1996.

                                          THE CHUBB CORPORATION
Attest:

                                          By:  /s/ Dean R. O'Hare
                                              --------------------------
                                                      Dean R. O'Hare
                                                         Chairman
By: /s/ Henry G. Gulick
   -----------------------------
         Henry G. Gulick
    Vice President and Secretary

                            CERTIFICATE OF ADOPTION
                                     OF THE
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             THE CHUBB CORPORATION



                 The undersigned, on behalf of THE CHUBB CORPORATION, does hereby certify that:

                 1.       The name of the corporation is THE CHUBB CORPORATION.

                 2. The RESTATED CERTIFICATE OF INCORPORATION OF THE CHUBB CORPORATION attached hereto was duly adopted by the Board of Directors, pursuant to Section 14A:9-5(2) of The New Jersey Business Corporation Act, at a meeting duly convened and held on March 1, 1996.

                 3. This RESTATED CERTIFICATE OF INCORPORATION OF THE CHUBB CORPORATION only restates and integrates but does not substantively amend the provisions of the Certificate of Incorporation of THE CHUBB CORPORATION as heretofore amended.

                 IN WITNESS WHEREOF, THE CHUBB CORPORATION has made this Certificate under its seal and the hand of its Chairman, attested by its Vice President and Secretary, on the 1st day of May, 1996.


                                            THE CHUBB CORPORATION
Attest:

                                            By: /s/ Dean R. O'Hare
                                               -------------------------
                                                     Dean R. O'Hare
                                                        Chairman

By: /s/ Henry G. Gulick
   -----------------------------
         Henry G. Gulick
    Vice President and Secretary

STATE OF NEW JERSEY  }
                     }
COUNTY OF SOMERSET   }


                 BE IT REMEMBERED, that on the 1st day of May, 1996, the Subscriber, a Notary Public, personally appeared HENRY G. GULICK, Vice President and Secretary of THE CHUBB CORPORATION, the corporation named in and which executed the foregoing certificate, who being by me duly sworn, according to law, does depose and say and make proof to my satisfaction that he is the Vice President and Secretary of said corporation; that he saw said DEAN R. O'HARE as such Chairman sign said certificate with said seal affixed thereto and deliver said certificate as the voluntary act and deed of said corporation, by its order and by authority of its Board of Directors for the uses and purposes therein expressed; and that said HENRY G. GULICK signed his name thereto at the same time as subscribing witness.

                 Subscribed and sworn to before me the day and year aforesaid.





- -----------------------------------

(Notarial Seal)





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